UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________
FORM 8-K
 ____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2022
____________________________________
SONIC AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)
 ____________________________________
Delaware
(State or other jurisdiction
of incorporation)

1-13395	56-2010790
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road
Charlotte,	North Carolina	28211
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 566-2400
Not Applicable
(Former name or former address, if changed since last report.)
 ____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SAH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02.    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the integration of the dealerships acquired by Sonic Automotive Inc. (the “Company”) from RFJ Auto Partners, Inc. on December 6, 2021 (the “RFJ Acquisition”) and the preparation of the Company’s unaudited condensed consolidated financial statements for the quarter ended September 30, 2022, the Company identified an error in the application of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, related to principal (gross accounting) versus agent accounting (net accounting) for certain fleet transactions occurring at one (1) of the 33 automotive retail stores acquired in the RFJ Acquisition. It was determined that the Company should have applied net accounting to certain fleet transactions where our previously issued financial statements accounted for the transactions on a gross basis. The result of this error overstated both fleet new vehicle revenues and fleet new vehicle cost of sales along with associated subtotals, in the Company’s unaudited condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 (the “Affected 10-Qs”). The error did not affect gross profit or net income, or any liquidity measure or the Company’s compliance with the financial covenants contained in any of its material debt obligations.

Upon an analysis of the identified misstatements and after discussion with the Company’s management and KPMG LLP, the Company’s independent registered public accounting firm (“KPMG”), on October 26, 2022, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) concluded, that the Company’s unaudited condensed consolidated financial statements included in the Affected 10-Qs should not be relied upon.

Contemporaneously with this Current Report on Form 8-K, the Company intends to restate the unaudited condensed consolidated financial statements included in the Affected 10-Qs for the three months ended March 31, 2022 and the three and six months ended June 30, 2022, which were initially filed with the Affected 10-Qs, in order to correct the identified misstatements contained therein. The tables below reflect the sections of the Company’s unaudited condensed consolidated financial statements that were impacted by the error:

	Three Months Ended March 31, 2022
(Dollars in millions)	As Reported	Adjustments	As Restated
Revenues:
Fleet new vehicles	$148.6	$(130.4)	$18.2
Total new vehicles	$1,499.9	$(130.4)	$1,369.5
Total vehicles	$3,039.5	$(130.4)	$2,909.1
Total revenues	$3,586.6	$(130.4)	$3,456.2

Cost of sales:
Fleet new vehicles	$(147.8)	$130.4	$(17.4)
Total new vehicles	$(1,331.4)	$130.4	$(1,201.0)
Total vehicles	$(2,821.4)	$130.4	$(2,691.0)
Total cost of sales	$(3,015.3)	$130.4	$(2,884.9)

	Three Months Ended June 30, 2022			Six Months Ended June 30, 2022
(Dollars in millions)	As Reported	Adjustments	As Restated	As Reported	Adjustments	As Restated
Revenues:
Fleet new vehicles	$166.4	$(146.6)	$19.8	$315.0	$(277.0)	$38.0
Total new vehicles	$1,510.7	$(146.6)	$1,364.1	$3,010.6	$(277.0)	$2,733.6
Total vehicles	$3,081.5	$(146.6)	$2,934.9	$6,121.0	$(277.0)	$5,844.0
Total revenues	$3,652.8	$(146.6)	$3,506.2	$7,239.4	$(277.0)	$6,962.4

Cost of sales:
Fleet new vehicles	$(165.5)	$146.6	$(18.9)	$(313.2)	$277.0	$(36.2)
Total new vehicles	$(1,341.5)	$146.6	$(1,194.9)	$(2,672.8)	$277.0	$(2,395.8)
Total vehicles	$(2,864.0)	$146.6	$(2,717.4)	$(5,685.4)	$277.0	$(5,408.4)
Total cost of sales	$(3,064.0)	$146.6	$(2,917.4)	$(6,079.3)	$277.0	$(5,802.3)

The Company’s management has determined that a material weakness existed in the Company’s internal control over financial reporting for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022. Such material weakness and the Company’s remediation plan will be described in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with KPMG, the Company’s independent registered public accounting firm.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

October 28, 2022	By:	/s/ STEPHEN K. COSS
Stephen K. Coss
Senior Vice President and General Counsel